Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name of U.S. Subsidiary	State of Incorporation or Organization

Alesco Financial Holdings, LLC	Delaware

Alesco Real Estate Holdings, LLC	Delaware

Alesco Loan Holdings, LLC	Delaware

Alesco Warehouse Conduit, LLC	Delaware

Alesco CLO Funding, LLC	Delaware

Alesco Funding Inc.	Delaware

Alesco Capital Trust I	Delaware

Alesco Collateral Holdings I, L.P.	Delaware

Alesco TPS Holdings, LLC	Delaware

Alesco TPS Holdings Sub I, LLC	Delaware

Alesco TPS Holdings Sub II, LLC	Delaware

Alesco TPS Holdings Sub III, LLC	Delaware

Alesco TPS Holdings Sub IV, LLC	Delaware

Kleros Real Estate III Common Holdings LLC	Delaware

Kleros Real Estate IV Common Holdings LLC	Delaware

SFR Subsidiary, Inc.	Delaware

Sunset Financial Holdings, LLC	Delaware

Sunset Financial Statutory Trust I	Delaware

Sunset Funding Inc.	Delaware

Sunset Investment Vehicle, Inc.	Delaware

Sunset Real Estate Holdings, LLC	Delaware

Sunset TPS Holdings, LLC	Delaware

Alesco Loan Holdings Trust	Maryland

Jaguar Acquisition, Inc.	Maryland

Sunset Loan Holdings Trust	Maryland

Name of Foreign Subsidiary	Country of Incorporation

Alesco Preferred Funding X, Ltd.	Cayman

Alesco Preferred Funding XI, Ltd.	Cayman

Alesco Preferred Funding XII, Ltd.	Cayman

Alesco Preferred Funding XIII, Ltd.	Cayman

Alesco Preferred Funding XIV, Ltd.	Cayman

Alesco Preferred Funding XV, Ltd.	Cayman

Alesco Holdings, Ltd.	Cayman

Alesco Holdings II, Ltd.	Cayman

Emporia Preferred Funding II, Ltd.	Cayman

Emporia Preferred Funding III, Ltd.	Cayman

Kleros Real Estate CDO I, Ltd.	Cayman

Kleros Real Estate CDO II, Ltd.	Cayman

Kleros Real Estate CDO III, Ltd.	Cayman

Kleros Real Estate CDO IV, Ltd.	Cayman

Kleros Preferred Funding V Public Limited Company	Ireland

Kleros Preferred Funding VII, Ltd.	Cayman

Libertas Preferred Funding I	Cayman

Libertas Preferred Funding III	Cayman

Libertas Preferred Funding IV	Cayman

Sunset Holdings, Ltd.	Cayman

PFW III, Ltd.	Cayman